SOUTHWEST  GEORGIA  FINANCIAL  CORPORATION





                            March 19, 1999


Dear Shareholder:

        The annual meeting of the shareholders of Southwest Georgia Financial Corporation will be held on Tuesday, April 27, 1999 in Wright Auditorium at the Colquitt County Arts Center, Moultrie, Georgia at 4:30 P.M. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        Again this year, we will have a special drawing for share-holders who attend the meeting. We will give away four $500.00 savings bonds - you must be present to win and you must be a shareholder of Southwest Georgia Bank and Southwest Georgia Financial Corporation (*Directors, officers, and staff of Southwest Georgia Bank and Southwest Georgia Financial Corporation and their immediate families are not eligible to participate in the drawing).

        In order to ensure that your shares are voted at the meeting, please complete, date, sign, and return the Proxy in the enclosed postage-paid envelope at your earliest convenience. Every shareholder's vote is important, no matter how many shares you own.

        We encourage you to attend this annual meeting of the shareholders and join us in the gallery immediately following the meeting for refreshments. We look forward to your continued support and another good year in 1999.

                         Very truly yours,



                         JOHN H. CLARK
                         Vice Chairman and Chief Executive Officer





* Immediate family is considered to be husband, wife, and children living at home.

                  SOUTHWEST  GEORGIA  FINANCIAL  CORPORATION
                                P.O. Box 3488
                            201 First Street, S.E.
                           Moultrie, Georgia 31768

                NOTICE  OF  ANNUAL  MEETING  OF  SHAREHOLDERS
                         To Be Held on April 27, 1999



The annual meeting of shareholders of Southwest Georgia Financial Corporation ("the Company") will be held on Tuesday, April 27, 1999, at 4:30 p.m. at the Colquitt County Arts Center, 401 Seventh Avenue, S.W., Moultrie, Georgia, for the purposes of considering and voting upon:

   1. The election of twelve directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

   2. Such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 8, 1999, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

Also enclosed is the Company's 1998 Annual Report to Shareholders, which contains financial data and other information about the Company.

                                 By Order of the Board of Directors,



                                 JOHN H. CLARK
                                 Vice Chairman and
                                 Chief Executive Officer

March 19, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                  SOUTHWEST  GEORGIA  FINANCIAL  CORPORATION
                                P.O. Box 3488
                            201 First Street, S.E.
                           Moultrie, Georgia 31768

                              PROXY  STATEMENT

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Southwest Georgia Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on April 27, 1999, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on March 19, 1999.

The record of shareholders entitled to vote at the Annual Meeting of Shareholders was taken as of the close of business on March 8, 1999. On that date, the Company had outstanding and entitled to vote 2,565,599 shares of Common Stock, par value $1.00 per share.

Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering a signed writing revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company at Southwest Georgia Financial Corporation, P.O. Box 3488, Moultrie, Georgia 31776-3488. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted for all the persons named below under the caption "Information about Nominees for Director".

The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1998, including financial statements and schedules, to any record or any beneficial owner of its Common Stock as of March 8, 1999, who requests a copy of such report. Any request for the Form 10-K report should be in writing addressed to:

                                     Mr. George R. Kirkland
                                     Southwest Georgia Financial Corporation
                                     P.O. Box 3488
                                     Moultrie, Georgia 31776-3488

If the person requesting the report was not a shareholder of record on March 8, 1999, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K will also be furnished on request and upon the payment of the Company's expense in furnishing the exhibits.

VOTING  SECURITIES  AND  PRINCIPAL  HOLDERS

The following table sets forth as of March 1, 1999, beneficial ownership of the Company's Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities and by all directors and officers of the Company as a group.

Name And Address of                     Number of Shares
Beneficial Owner                       Owned Beneficially       Percent of Class
The Employee Stock Ownership Plan          502,443                    19.58%
and Trust of Southwest Georgia
Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

All Directors, Officers, and Nominees
 as a Group (30 Persons) (1)               853,258                    32.45%

(1) Includes 172,463 shares owned by directors who will retire at the Company's 1999 Annual Meeting.



NOMINATION  AND  ELECTION  OF  DIRECTORS

The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors. The exact number of directors is currently set at twelve by Board resolution. The number of directors may be increased or decreased within the foregoing range from time to time by the Board of Directors or resolution of the shareholders. The terms of office for directors continue until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until earlier resignation, removal from office, or death.

Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will the Proxy be voted for more than twelve nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in the election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.

INFORMATION  ABOUT  NOMINEES  FOR  DIRECTOR

The following information as of March 1, 1999, has been furnished by the respective nominees for Director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.



                                                              Number of Shares
                                 Information                 Owned Beneficially
Name (Age)                      About Nominee              (Percent of Class)(1)
John H. Clark (61)         Chief Executive Officer and               97,980
                           Director of Southwest Georgia            (3.82%) (2)
                           Bank (the "Bank") and the Company.
                           Mr. Clark was named the Chief
                           Executive Officer and Vice Chairman
                           of the Board for both the Bank and
                           the Company in December 1996.
                           Previously, he has served as President
                           and Director of the Bank since 1978
                           and President and Director of the
                           Company since 1980.

Cecil W. Alvis (64)        Chief Operating Officer and President     33,647
                           of the Bank and Company.  Mr. Alvis      (1.31%) (3)
                           was promoted to this position in
                           December 1996, and in 1997 he served
                           for the first time as Director of the
                           Bank and Company.  Mr. Alvis has served
                           in various other positions with the
                           Bank and the Company since 1977.

Albert W. Barber (69)      A Director of the Company and Bank       118,009
                           since 1990, Mr. Albert Barber is a       (4.60%) (4)
                           general partner of South Georgia
                           Finance Company, a family investment
                           company.  Also, he is Vice President
                           and Treasurer of South Georgia
                           Investment Company, a rental and
                           investment company.

Cecil H. Barber (34)       Vice President of Barber Contracting,     20,225*
                           a general contracting company.
                           Mr. Barber is standing for election as
                           Director of the Company for the first
                           time at the Company's 1999 Annual
                           Meeting.

Robert M. Duggan (67)      A Director of the Bank since 1980 and     42,042
                           of the Company since 1981, Mr. Duggan    (1.64%) (5)
                           is a retired President of Davis Gas
                           Company and is currently self-employed
                           as a tree farmer.

Michael J. McLean (52)     A partner since 1975 of McLean            68,625
                           Engineering Company, Inc., a             (2.67%) (6)
                           consulting engineering firm.  Mr.
                           McLean is standing for election as
                           Director of the Company for the first
                           time at the Company's 1999 Annual
                           Meeting.

Richard L. Moss (47)       A Director of the Bank since 1980 and     23,956*(7)
                           of the Company since 1981, Mr. Moss is
                           President of Moss Farms.

Lee C. Redding (52)        A Director of the Bank and the Company    24,779*(8)
                           since 1995, Mr. Redding is a dentist
                           and owner of a family dental practice
                           since 1976.

Roy Reeves (39)            A Director of the Bank and the Company    30,731
                           since 1991, Mr. Reeves is Secretary-     (1.20%) (9)
                           Treasurer of Kelly-Reeves Furniture
                           Company and managing partner with
                           Reeves Properties, a property rental
                           company.

Johnny R. Slocumb (46)     A Director of the Bank and the Company    31,286
                           since 1991, Mr. Slocumb is owner of      (1.22%) (10)
                           the Slocumb Company, a company which
                           offers real estate and insurance
                           services.

Violet K. Weaver (63)      Executive Vice President of the Bank      35,608
                           and the Company, Mrs. Weaver was         (1.39%) (11)
                           promoted to this position in December
                           1996.  Previously, she has served in
                           various other positions with the Bank
                           since 1959 and the Company since 1981.
                           Mrs. Weaver is standing for election as
                           Director of the Company for the first
                           time at the Company's 1999 Annual
                           Meeting.

C. Broughton Williams (62) Mr. Williams is a retired Senior Vice     12,459*(12)
                           President of the Bank and the Company.
                           He is owner of Williams Consulting &
                           Development Company.  Mr. Williams is
                           standing for election as Director of
                           the Company for the first time at the
                           Company's 1999 Annual Meeting.

* Less than one percent (1%)

(1) Based on 2,565,599 shares outstanding as of March 1, 1999 plus shares underlying outstanding stock options exercisable within 60 days of the record date, which are deemed to be outstanding for purposes of calculating the percentage owned by a holder.

(2) Includes 56,680 shares allocated to the account of Mr. Clark in the Employee Stock Ownership Plan and Trust, over which shares Mr. Clark exercises voting power and 20,355 shares owned of record by Mr. Clark's wife as to which Mr. Clark disclaims beneficial ownership. Includes 2,500 presently exercisable stock options granted to Mr. Clark.

(3) Includes 25,847 shares allocated to the account of Mr. Alvis in the Employee Stock Ownership Plan and Trust, over which shares Mr. Alvis exercises voting power. Includes 2,800 shares owned of record by Mr. Alvis's wife as to which Mr. Alvis disclaim beneficial ownership. Includes 5,000 presently exercisable stock options granted to Mr. Alvis.

(4) Includes 2,710 shares owned of record by Mr. Barber's wife as to which Mr. Barber disclaims beneficial ownership, 2,000 shares held by the Paul B. Fontenot Trust and 2,000 shares held by the Richard T. Fontenot Trust, of which Mr. Albert W. Barber is trustee, and 38,449 shares of which Mr. Barber holds the power of attorney for Paul B. Fontenot. Includes 2,500 presently exercisable stock options granted to Mr. Barber.

(5) Includes 1,111 shares owned of record by Mr. Duggan's wife as to which Mr. Duggan disclaim benefical ownership. Includes 2,500 presently exercisable stock options granted to Mr. Duggan.

(6) Includes 47,606 shares of which Mr. McLean holds the voting power of attorney for E. J. McLean, Jr. and 20,000 shares of which Mr. McLean holds the voting power of attorney for Robert A. Cooper, Jr.

(7)  Includes 2,500 presently exercisable stock options granted to Mr. Moss.

(8) Includes 11,337 shares held jointly with Mr. Redding's wife and 3,841 shares owned of record by Mr. Redding's wife as to which Mr. Redding disclaim beneficial ownership. Includes 2,500 presently exercisable stock options granted to Mr. Redding.

(9) Includes 9,100 shares which are owned by Kelly Reeves Furniture Company, Inc. and 9,000 shares which are owned by Reeves Properties, L.P., Mr. Reeves possesses shared investment power and the power to vote as to all shares owned by both the corporation and limited partnership. Includes 2,500 presently exercisable stock options granted to Mr. Reeves.

(10) Includes 2,500 presently exercisable stock options granted to Mr. Slocumb.

(11) Includes 25,131 shares allocated to the account of Mrs. Weaver in the Employee Stock Ownership Plan and Trust, over which shares Mrs. Weaver exercises voting power. Includes 5,000 presently exercisable stock options granted to Mrs. Weaver.

(12) Includes 2,983 shares allocated to the account of Mr. Williams in the Employee Stock Ownership Plan and Trust, over which shares Mr. Williams exercises voting power. Includes 2,500 presently exercisable stock options granted to Mr. Williams.

There are no family relationships between any director, executive officer, or nominee for director of the Company or any of its subsidiaries with the exception of director Albert W. Barber, and nominee for director Cecil H. Barber, who are father and son, and retiring director Leo T. Barber, Jr. and Albert W. Barber are brothers.

Meetings and Committees of the Board of Directors

The Board of Directors held 12 regular meetings during 1998. All of the directors attended at least seventy-five percent (75%) of the Board and committee meetings held during their tenure as directors.

The Company has a personnel committee of the Board of Directors. This committee is composed of five members, John H. Clark, Leo T. Barber, Jr.,
Jack Short, Cecil W. Alvis, and Violet K. Weaver. The committee, which recommends compensation levels for the Bank's employees, held six meetings during 1998. The Company has an audit committee of the Board of Directors who is also the standing audit committee for the Bank's Board of Directors. This committee is composed of four members, Albert W. Barber, E.J. McLean, Jr., Richard L. Moss, and Lee C. Redding. The Company has no standing nominating committee of the Board of Directors or committee performing similar functions.


EXECUTIVE  COMPENSATION

The Company did not pay any remuneration to its officers during the year ended December 31, 1998. The following table sets forth the annual and other compensation paid or accrued for each of the last three fiscal years, including directors' fees, for both John H. Clark, who is Vice Chairman of the Board of Directors and Chief Executive Officer of the Company and the Bank, and Cecil W. Alvis, who is Chief Operating Officer and President of the Company and the Bank. No other executive officers of the Company were paid $100,000 or more in salary, bonus, and directors' fees during 1998.



Summary Compensation Table
                                                                 Long Term
                                                                Compensation
                                  Annual Compensation              Awards
                                                                 Securities
Name and Principal                                               Underlying     All Other
Position During 1998      Year    Salary     Bonus     Other     Options (#)   Compensation
John H. Clark - Vice      1998  $ 164,385  $ 40,000  $ 3,000 (1)    2,500      $ 33,743 (2)
Chairman and CEO of the   1997    157,850    50,000    2,350 (1)        0        32,106
Company and the Bank      1996    148,700    50,000    1,800 (1)        0        28,350


Cecil W. Alvis            1998    110,728    10,400        0        5,000        20,767 (3)
COO and President of the  1997    105,300    15,000        0            0        18,786
Company and the Bank      1996     80,000    11,200        0            0        16,356

(1) Amount represents fair market value of discount on stock purchased under the Company's stock plan (Directors and Officers Stock Purchase Plan) for officers and directors, which allows a participant to receive Common Stock in lieu of salary and directors' fees, up to certain limits, with a value of 150% of the cash compensation foregone by each participant.

(2) Mr. Clark's "other compensation" includes Bank's contributions to defined contribution plan of $24,000, contribution to supplementary retirement plan of $6,935, and premiums for group term life insurance of $2,808.

(3) Mr. Alvis's "other compensation" includes Bank's contribution to defined contribution plan of $17,959 and premiums for group term life insurance of $2,808.

Option Grant Table

The following table sets forth certain information regarding the grant of stock options in 1998 fiscal year to the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

                          Option Grants in Last Fiscal Year
                                  Individual Grants

                               % of Total
                  Number of     Options
                  Securities   Granted to   Exercise                  Black-
                  Underlying   Employees    or Base                   Scholes
                   Options     in Fiscal     Price     Expiration    Grant Date
Table            Granted (#)     Year       ( $/sh)       Date       Value $ (1)
John H. Clark      2,500         4.3%       $ 25.50  April 28, 2008   $ 14,200
Cecil W. Alvis     5,000         8.6%         25.50  April 28, 2008     28,400

(1) The value shown reflect standard application of the Black-Scholes pricing model using the following weighted-average assumptions: dividend yield of
    2.10 percent, risk-free interest rate of 5 percent, expected lives of 5 years for the options, and a volatility rate of 21 percent.

Fiscal Year-End Option Value Table


The following table sets forth the value of options held at the 1998 fiscal year end by the persons named in the Summary Compensation Table.

                    Fiscal Year-end Option Values

                   Number of Securities         Value of Unexercised
                  Underlying Unexercised        In-the-Money Options
                   Options at FY-End (#)            at FY-End ($)

Name             Exercisable/Unexercisable    Exercisable/Unexercisable
John H. Clark          2,500/0                          0/0   (1)
Cecil W. Alvis         3,900/1,100                      0/0   (1)

(1)  Company's common stock price at year end was less than the exercise price.


Pension Plan Table


The following table sets forth the estimated annual benefits payable upon retirement under the Company's Pension Plan (including amounts attributable to the Company's Supplemental Retirement Plan) in the specified compensation and years of service classifications indicated below.

The compensation covered by the Pension Plan includes total annual compensation including bonuses and overtime pay. The portion of compensation, which is considered covered compensation under the Pension Plan for Mr. Clark and Mr. Alvis equals the annual salary and bonus amounts indicated in the Summary Compensation Table. As of January 1, 1999, the credited full years of service under the Pension Plan for both Mr. Clark and Mr. Alvis were 21 years.

                  Estimated annual normal retirement benefit assuming a
                  straight lifetime annuity and the years of service indicated (3)
Average Annual
Compensation      15 years    20 years    25 years    30 years    35 years
Pension Plan
  $ 100,000       $ 43,964    $ 46,952    $ 49,940    $ 52,928    $ 55,916
  $ 150,000         66,864      71,652      76,440      81,228      86,016
  $ 200,000 (1)     71,444      76,592      81,740      86,888      92,036
  $ 250,000 (1)     71,444      76,592      81,740      86,888      92,036

Supplemental Retirement Plan
  $ 200,000 (2)     18,320      19,760      21,200      22,640      24,080
  $ 250,000 (2)     41,220      44,460      47,700      50,940      54,180

(1) For the year ended December 31, 1998, the maximum covered compensation is limited by federal law at $160,000.

(2) For Mr. Clark, who is covered under the Company's Supplemental Retirement Plan, any excess annual retirement benefit which could not be paid under the Pension Plan because of the federal law limitation described in footnote will be payable under the Supplemental Retirement Plan.

(3) The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.


Compensation of Directors


The Board of Directors of the Bank consists of the same members as the Board of Directors of the Company. In 1998, the Chairman, Vice Chairman, and each Director of the Bank received an annual fee of $9,000, $6,000, and $3,000, respectively, and $250 per Bank's Board meeting attended. Also, each Director of the Bank received $100 per Bank's Board committee meeting attended. The Directors of the Company are not compensated for membership on the Company's Board of Directors. Also, any director who elects to fully participate in the Directors and Officers Stock Purchase Plan can receive up to $3,000 annually from the Bank for the purpose of purchasing the Company's Common Stock.

The Company has established a Key Individual Stock Option Plan which provides for the issuance of options to executive officers and directors of the Company. The Company granted non-qualified options to acquire 25,000 shares, in the aggregate, to ten outside directors under the Key Individual Stock Option Plan
in fiscal year 1998 at an exercise price of $25.50.   The plan provides for the
grant of non-qualified stock options to directors of the Company. The plan is administered by the Personnel Committee of the Board of Directors.

Employment Contracts and Termination of Employment and Change in Control Arrangements


On December 23, 1997, the Company amended the employment agreement (the "Agreement") with John H. Clark, dated November 21, 1989. This amendment extended the term (the "Term") of the Agreement to January 2, 2003, or until the Agreement is earlier terminated, and amended the termination payment schedule. Under the Agreement the Board of Directors of the Bank or Company has discretion to determine Mr. Clark's compensation, based upon the financial successes of and the contribution of Mr. Clark to the Bank and the Company. Benefits of the kind customarily granted to other executives of the Bank and Company, including disability insurance, medical insurance for life, and life insurance, identical to that provided to Mr. Clark at the commencement of the Term, until age 65 and thereafter with life insurance comparable to that provided to retirees at the commencement of the Term, will be granted to Mr. Clark under the Agreement. In determining Mr. Clark's compensation under the Agreement, the Board subjectively considers Mr. Clark's tenure with the Bank and Company and the growth in assets and the results of operations of the Company during Mr. Clark's tenure.

Mr. Clark's employment may be terminated for cause if Mr. Clark violates or breaches any material term of the Agreement, habitually neglects his duties,
or is convicted of a felony.   If Mr. Clark is terminated for cause, the Bank
and the Company will have no further financial obligation to Mr. Clark.

If Mr. Clark's employment terminates for any reason, Mr. Clark agrees not to provide banking services or solicit certain bank customers within certain
geographical limits within five years of such termination.   In consideration
for such non-compete agreement and services rendered, if Mr. Clark's employment is terminated without cause prior to the end of the Term, Mr. Clark will receive a termination payment annually during the remainder of the Term. The amount of such annual payment will depend upon the year of termination and can vary from an annual payment of $115,000 for the remaining five years of the Term to a single payment of $140,000, if Mr. Clark were terminated during the last year of the Term.

Compensation Committee Interlocks and Insider Participation


The members who served during 1998 on the Personnel Committee which recommends compensation levels for the Company's executives and other employees were Leo T. Barber, Jr., Jack Short, both of whom are current directors who are not standing for re-election, John H. Clark, Cecil W. Alvis, and Violet K. Weaver, not currently a director but who is nominated for election as director.

During 1998 the Company's Chief Executive Officer and Director, John H. Clark, the Chief Operating Officer, President and Director, Cecil W. Alvis, and the Executive Vice President and Secretary, Violet K. Weaver, as members of the Personnel Committee, participated in deliberations concerning executive compensation, other than deliberations concerning their own compensation.

The Company employs the law firm of Short & Fowler to provide legal services to the Company and the Bank, which legal services include general legal services, as well as loan closing services. The law firm receives fees for general legal services, as well as fees earned in connection with loan closings, which fees are collected from the persons making the loans from the Bank. Jack Short, a director of the Company and the Bank who is not standing for re-election, is a partner in the law firm. The Company believes the services obtained from the law firm are on terms as favorable to the Company as could have been obtained from unaffiliated parties.


Committee Report on Executive Compensation


The Personnel Committee (the "Committee") of the Board of Directors consists of five members, two outside directors and two inside directors who are also executive officers and one executive officer who is not currently a director of the Company. The Committee reviews, evaluates, and approves compensation and benefits for all officers and also reviews general policy matters relating to compensation and benefits of the other employees. A role of the executive officers on the Committee is to provide the Committee with competitive information with respect to salaries and other compensation of other financial institutions, review each individual officer's performance, and make recommendations to the Committee for salaries of officers other than themselves.



   The Personnel Committee's intent is to maintain the following standards:

   . Attract, motivate, reward, and retain high-performing and dedicated management employees.

   . Balance competitive need, corporate, individual, and business unit performance, and affordability.

   . Provide competitive financial security for executives and dependents in the event of death, disability, or retirement.

Base Salary and Bonus

Executive officer base salary and bonus awards are determined with reference to Company-wide, divisional, and individual performance for the previous fiscal year based on a wide range of measures which includes comparisons with competitors' performance and internal goals set before the start of each fiscal year and by comparison to the level of executive officers' compensation of other financial institutions of comparable size. No relative weights were assigned for these factors. Comparisons with competitors' performance included some but not all of the institutions included in the Independent Bank Index, to which the Company's total return is compared in this Proxy Statement. The Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and similar business interests. In keeping with this belief, the Committee consistently participates in and uses compensation and benefit surveys from the Georgia Bankers Association and the Bank Administration Institute.

Stock Options

Effective March 19, 1997, the Company has established a Key Individual Stock Option Plan which provides for the issuance of options to key employees and directors of the Company. In April 1997, the plan was approved by the Company's shareholders, and it will be effective for ten years. A maximum of 150,000 shares of common stock have been authorized for issuance with respect to options granted under the plan. The Company granted both incentive and non-qualified options to acquire 58,500 shares, in the aggregate, to 41 employees under the Key Individual Stock Option Plan in fiscal year 1998 at an exercise price of $25.50. The plan provides for the grant of incentive stock options and non-qualified stock options to key employees and directors of the Company. The plan is administered by the Personnel Committee of the Board of Directors.

Compensation of Chief Executive Officer

The Chief Executive Officer's base salary and bonus for 1998 were determined with reference to the same measures used for all executive officers of the Company, but the primary measurement is Company-wide performance. The Company exceeded its target goals on all of the Company's performance measures. The Committee believes the returns on assets (ROA) and equity (ROE) are the most appropriate measures for evaluating the Company's results. In 1998, the Company's net income increased over 5.50 percent from the previous year's net income, the ROA was 1.66 percent, and ROE was 13.74 percent, compared to ROA of 1.62 percent and ROE of 14.37 percent in 1997.

 In December 1997, the company amended the employment agreement with Mr. Clark dated November 21, 1989. This amendment extended the term of the employment agreement to January 2, 2003 or until the employment agreement is earlier terminated, and amended the termination payment schedule as described earlier under "Employment Contracts and Termination of Employment and Change in Control Agreement".

In keeping with the Committee's belief that the most meaningful performance and pay equity comparisons are made against companies of similar size and business interests, the Committee consistently uses the Federal Financial Institution Examining Council Peer Group Report. The earnings performance for the Company placed it in the 87th percentile when compared to other similar one-bank holding companies in the peer group.

Leo T. Barber, Jr.                 Jack Short                 Violet K. Weaver
John H. Clark                      Cecil W. Alvis

Performance Graph

The following graph compares the cumulative total shareholder return of the Company's Common Stock with The Carson Medlin Company's Independent Bank Index and the S&P 500 Index. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia. The comparison assumes $100 was invested January 1, 1993, and that all semi-annual and quarterly dividends were reinvested each period. This comparison takes into consideration changes in stock price, cash dividends, stock dividends, and stock splits.

The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                         Five Year Performance Index
                                         1993   1994   1995   1996   1997   1998
Southwest Georgia Financial Corporation  100    115    151     262    304    371
Independent Bank Index                   100    119    151     191    280    296
S&P 500 Index                            100    101    139     171    228    294

OTHER MATTERS RELATING TO EXECUTIVE OFFICERS, DIRECTORS, AND PRINCIPAL SHAREHOLDERS

The Bank from time to time has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and their related interests, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 1998, loans to officers, directors, and principal shareholders of the Company and the Bank and to certain of their related interests amounted to $846,656.



INFORMATION  CONCERNING  THE  COMPANY'S  ACCOUNTANTS

Draffin & Tucker was the principal independent public accountant for the Company during the year ended December 31, 1998. Representatives of Draffin & Tucker are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company anticipates that Draffin & Tucker will be the Company's accountants for the current fiscal year.



SHAREHOLDER  PROPOSALS

Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by November 25, 1999, in order to be eligible for inclusion in the Company's Proxy Statement and Proxy for that meeting. The Company must be notified of any other matter intended to be presented by a shareholder at the 2000 Annual Meeting not later than February 9, 2000, or else proxies may be voted on such proposal at the discretion of the persons named in the Proxy.


OTHER  MATTERS  THAT  MAY  COME  BEFORE  THE  MEETING

Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Company.

                                        By order of the Board of Directors,


                                        John H. Clark
                                        Vice Chairman and
                                        Chief Executive Officer

March 19, 1999

                               COMMON STOCK
                                    OF
                   SOUTHWEST GEORGIA FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.

        The undersigned hereby appoint(s) E. J. McLean, Jr. and John J. Cole, Jr., or either of them with power of substitution to each, as Proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of SOUTHWEST GEORGIA FINANCIAL CORPORATION (the "Company") to be held on April 27, 1999, and any adjournment thereof.

1.      Election of Directors (Please check either A or B)

A.      _____      I (we) grant authority to vote FOR all nominees for
                   director listed below except as marked to the contrary in the space provided:

                   Cecil W. Alvis; Albert W. Barber; Cecil H. Barber; John H. Clark; Robert M. Duggan; Michael J. McLean; Richard L. Moss; Lee C. Redding; Roy H. Reeves; Johnny R. Slocumb; Violet K. Weaver; and
                   C. Broughton Williams, Jr.

                   Instructions: To withhold authority to vote for any of the individual nominees listed above, write the name(s) of the nominee(s) on the lines provided below.

                   ___________________________________________________________

                   ___________________________________________________________


B.      _____      I (we) withhold authority to vote for all of the nominees
                   listed above.

        THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS
        OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

2.      Other Matters to Come Before the Meeting

        I (we) grant the Proxies authority to vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.


                                X__________________________

                                X__________________________
                                Please sign this Proxy exactly as name appears at left. In the case of joint tenants, each joint owner must sign. Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such.

                                Date Signed:  ________________

       COMMON STOCK OF SOUTHWEST GEORGIA FINANCIAL CORPORATION

             DIRECTIONS FOR VOTING COMMON STOCK ALLOCATED
              TO A PARTICIPANT'S ACCOUNT PURSUANT TO THE
               SOUTHWEST GEORGIA FINANCIAL CORPORATION
                    EMPLOYEE STOCK OWNERSHIP TRUST

A PROXY IS SOLICITED FROM SOUTHWEST GEORGIA BANK TRUST DEPARTMENT AS TRUSTEE BY THE BOARD OF DIRECTORS FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS.

        The undersigned participant in the Employee Stock Ownership Plan ("ESOP") hereby directs Southwest Georgia Bank Trust Department as Trustee of the Southwest Georgia Financial Corporation Employee Stock Ownership Trust to vote those shares of Common Stock of Southwest Georgia Financial Corporation allocated to the undersigned's account in connection with the Annual Meeting of Shareholders of SOUTHWEST GEORGIA FINANCIAL CORPORATION (the "Company") to be held on April 27, 1999, and any adjournment thereof.

1.      Election of Directors (Please check either A or B)

        A.   _____     I grant authority to vote FOR all nominees for
                       director listed below except as marked to the contrary in the space provided:

                       Cecil W. Alvis; Albert W. Barber; Cecil H. Barber; John H. Clark; Robert M. Duggan; Michael J. McLean; Richard L. Moss; Lee C. Redding; Roy H. Reeves; Johnny R. Slocumb; Violet K. Weaver; and
                       C. Broughton Williams, Jr.

                       Instructions: To withhold authority to vote for any of the individual nominees listed above, write the name(s) of the nominee(s) on the lines provided below.

                       _______________________________________________________

                       _______________________________________________________

        B.   _____     I withhold authority to vote for all of the nominees
                       listed above.

        THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS
        OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

2.      Other Matters to Come Before the Meeting

        I grant the Trustee authority to vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.
                                X_______________________________

                                Please sign this Proxy exactly as name appears at left. Note: When signing as an attorney, trustee, administrator or guardian, please give your title as such.

                                Date Signed:  _____________________